UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2012

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 577-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2012, WageWorks, Inc. (the “Company”) entered into a Third Loan Modification Agreement (the “Amendment”), which amends the Commercial Credit Agreement, dated as of August 31, 2010, among the Company, MHM Resources, LLC and Union Bank, N.A. (as amended, the “Credit Agreement”). The Amendment extends the maturity date of the Company’s revolving credit facility to October 31, 2013.

Additional details of the Credit Agreement were previously disclosed in the Company’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2012, pursuant to Rule 424(b) and forming a part of the Company’s Registration Statement on Form S-1, File No. 333-173709, filed with the Commission on May 3, 2012, and are incorporated herein by reference.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Loan Modification Agreement, by and among Registrant, Union Bank, N.A. and MHM Resources, LLC, dated as of September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Joseph L. Jackson
Joseph L. Jackson Chief Executive Officer and Director

Date: September 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Loan Modification Agreement, by and among Registrant, Union Bank, N.A. and MHM Resources, LLC, dated as of September 20, 2012

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